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                          UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                            FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                          Date of Report
                         October 10, 1996



                         ICE HOLDINGS, INC.
       (Exact Name of registrant as specified in its charter)



                             Delaware
           (State of other jurisdiction of incorporation)

        0-16205                                  33-0214792
  (Commission File No.)                   (IRS Employer I.D. Number)


          3340 Greer Rd, Palo Alto, CA           94308
          (Address of Principal Office)      (Zip Code)


                         (   )    -
         Registrant's telephone number, including area code




Registrants Former Name:  SKYDOOR MEDIA & ENTERTAINMENT, INC.

Registrants Former Address:  18101 Von Karmen Ave., Ste. 1940
                             Irvine, CA 92715

Item 1.     CHANGES IN CONTROL OF REGISTRANT

(a)  SALE OF COMMON STOCK.    The Board of Directors authorized the
sale of Seven Million (7,000,000) Common shares, par value $0.001 per share, for a total consideration of Twenty-five Thousand
($25,000) Dollars pursuant to the terms of a Stock Purchase Agreement. The Stock Purchase Agreement was entered into on September 24, 1996 and closed on October 2, 1996. These shares represent approximately a Fifty-five (55%) ownership interest in the Registrant's issued and outstanding shares (see Item 5 (e). These shares were sold to Jennifer Thomas pursuant to the issuer transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended. These are restricted securities.

(b) APPOINTMENT OF NEW DIRECTORS. The Board of Directors, comprised of Jeffrey Benice, Dale Jacobs and James Fenner, nominated three persons to be seated on the Board upon their effective resignations. The Board nominated Felicia Murray, Jennifer Thomas and Jocelyn Scroggins to fill the vacancies created by their resignations. Felicia Murray, Jennifer Thomas and Jocelyn Scroggins will serve as the Registrant's President, Secretary and Treasurer, respectively.

(c) CONSULTANT ASSISTING THE REGISTRANT. Generale Consultants Internationale, Inc. is acting as a consultant to the Registrant's new Board of Directors. Felicia Murray, is a shareholder of Generale Consultants Internationale. Jennifer Thomas received financial assistance from Generale in the form of a loan to acquire the shares
referenced above.   As a result of these relationships,  Generale, may
have the ability to exert a controlling influence over the Registrant's Board of Directors.

Item 5.   Other Events

Pursuant to a meeting of the Registrant's Board of Directors on September 24, 1996, and Minutes of Majority Shareholders, the following actions in (a) and (b) have been authorized, ratified and effected:

(a)  AUTHORIZATION TO CHANGE PAR VALUE.   The Board of Directors
     authorized the Registrant to amend its Articles of Incorporation providing for a reduction in the par value of the Registrant's common stock.

     The par value was changed from $0.03 per share to $0.001 per share. This change affects the 50,000,000 common shares only. The sale of common shares above reflects the new par value. This amendment was filed on September 24, 1996.

(b) CORPORATE NAME CHANGE. The new Board's first act was the authorization to change the corporate name from Skydoor Media & Entertainment, Inc. to ICE Holdings, Inc. The Registrant amended Articles of Incorporation on October 9, 1996. The name change was effective October 9, 1996.

(c)  PERIODIC REPORTING - LATE FILING   The  registrant will file  its Form
     10-QSB report for the period ending June 30, 1996 late.

(d)  SHARE REGISTRY OUT OF BALANCE.   The Registrant believes that there is
     presently 12,610,663 common shares issued and outstanding giving effect to the stock purchase referenced in Item 1. The Registrant's transfer agent records reflect an additional 820,733 common shares outstanding. The Registrant and the transfer agent are taking remedial actions to resolve the discrepancy.

(e) ADDITIONAL TERMS OF CHANGE IN CONTROL. Jennifer Thomas, with the assistance of General Consultants Internationale, paid a total consideration of $95,000 Dollars in connection with this stock purchase and change in control of registrant. These funds were paid to Jeffrey Miles, as an agent of Skydoor. This consideration was paid as follows:

     (1) pay the sum of $10,363.02 to American Securities Transfer, the Registrant's transfer agent, for past due fees and costs; (2) pay the sum of $224.00 to Delaware Secretary of State for filing fees; (3)
     pay the sum of $84,139.98 to Jeffrey Miles for two purposes: (a) paying the $25,000 to Skydoor for the stock purchase; and (b) delivery of instruments evidencing the discharge of all the Registrant's current liabilities. The current liabilities were represented as notes and accounts payable approximately totaling $100,000.

Item 6.  RESIGNATION OF DIRECTORS.

(a) The Registrant's board of directors tendered their resignations effective upon closing of the Stock Purchase Agreement referenced above in Item 1. The sale closed on October 3, 1996. The resignations of Jeffrey Benice, Dale Jacobs and James Fenner, dated October 1, 1996
     were tendered.   Copies of the resignations appear as Exhibit 17.  No
     disagreements precipitated the resignations, but rather a change in control of the Registrant.









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







SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ICE HOLDINGS, INC.


/s/  Jennifer Thomas                    Date: October 10, 1996
________________________________        ________________________
By:  Jennifer Thomas
Title:  Secretary

/s/  Jocelyn Scoggins                   Date: October 10, 1996
________________________________        _________________________
By:  Jocelyn Scoggins
Title:  Treasurer












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




                             EXHIBIT "K"

        1.  Resignation of Jeffrey Benice

        2.  Resignation of James Fenner

        3.  Resignation of Dale Jacobs

October 1, 1996


Effective this date, I immediately hereby resign from the board of directors of Skydoor Media & Entertainment, Inc.


                                     /s/  Jeffrey S. Benice
                                     ____________________________
                                     Jeffrey S. Benice

October 1, 1996


Effective this date, I immediately hereby resign from the board of directors of Skydoor Media & Entertainment, Inc.


                                     /s/  James Fenner
                                     ______________________________
                                     James Fenner

October, 1996


Effective this date, I immediately hereby resign from the board of directors of Skydoor Media & Entertainment, Inc.


                                     /s/  Dale Jacobs
                                     _______________________________
                                     Dale Jacobs